SECURITIES AND EXCHANGE COMMISSION

                   FORM S-3 REGISTRATION STATEMENT
                   UNDER THE SECURITIES ACT OF 1933

                      INNOVATIVE MEDICAL SERVICES
        (Exact Name of Registrant as Specified in its Charter)

CALIFORNIA                        3841                   33-0530289
(State of Incorporation)    (Primary Standard       (IRS Employer ID No.)
                          Classification Code)

            1725 Gillespie Way, El Cajon, California 92020
                            (619) 596 8600
        (Address and Telephone Number of Registrant's Principal
          Executive Offices and Principal Place of Business)

                           MICHAEL L. KRALL
            1725 Gillespie Way, El Cajon, California 92020
                            (619) 596 8600
       (Name, Address and Telephone Number of Agent for Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE
--------------------------------
Title of each                  Proposed        Proposed
class of           Amount      Maximum         Maximum         Amount of
securities         to be       offering price  aggregate       registration
to be registered   registered  per unit        offering price  fee
- ---------------------------------------------------------------------------

Common Stock of
Selling Securities
Holder             160,000      $2.00          $320,000         $100


* Estimated Price in accordance with Rule 457(h)and based upon the last reported sale on the NASDAQ SmallCap Market on December 2, 1999.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE EXHIBIT INDEX APPEARS ON PAGE II-4 OF THE SEQUENTIALLY NUMBERED PAGES OF THIS REGISTRATION STATEMENT. THIS REGISTRATION STATEMENT, INCLUDING EXHIBITS, CONTAINS 58 PAGES.





                           TABLE OF CONTENTS

Where You Can Get More Information..................................... 2
Certain Information We Are Incorporating by Reference.................. 2
Forward Looking Statements............................................. 3
Prospectus Summary..................................................... 4
Risk Factors........................................................... 5
Use of Proceeds........................................................ 7
Selling Stockholders................................................... 8
Plan of Distribution................................................... 8
Legal Matters.......................................................... 9
Experts................................................................ 9

INNOVATIVE MEDICAL SERVICES

                              PROSPECTUS
LOGO

160,000 SHARES OF COMMON STOCK OFFERRED BY THE SELLING SECURITIES HOLDER.

Innovative Medical Services (the Company) will not receive any of the proceeds from the sale of shares by the Selling Securities Holder.

The Company's Shares are traded on The Nasdaq SmallCap Market under the symbol PURE.

On December 2, 1999, the closing sale price of the common stock, as reported on the Nasdaq SmallCap Market, was $2.00 per share.

THESE ARE SPECULATIVE SECURITIES, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE
INVESTMENT. (SEE "RISK FACTORS.")

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISSAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Selling Securities Holder may sell the shares of common stock described in this prospectus in public or private transactions, on or off the Nasdaq SmallCap Market, at prevailing market prices, or at privately negotiated prices. The Selling Securities Holder may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securities Holder. More information is provided in the section titled "Plan of Distribution."


The date of this Prospectus is December 3, 1999

WHERE YOU CAN GET MORE INFORMATION

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's Web site at http://www.sec.gov. The Company's common stock is listed on the Nasdaq SmallCap Market, and you can read and inspect our filings at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The Company has filed a Registration Statement on Form S-3 under the Securities Act of 1933 with the SEC with respect to the common stock being offered pursuant to this prospectus. This prospectus omits certain information contained in the Registration Statement on Form S-3, as permitted by the SEC. Refer to the Registration Statement on Form S-3, including the exhibits, for further information about The Company and the common stock being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above.

Upon request, the Company will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any information that was incorporated by reference in the prospectus (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the prospectus). The Company will also provide upon request, without charge to each person to whom a copy of this prospectus has been delivered, a copy of all documents filed from time to time by The Company with the SEC pursuant to the Exchange Act of 1934. Requests for copies should be directed to Donna Singer Vice President, Innovative Medical Services, 1725 Gillespie Way, El Cajon, California 92020. Telephone requests may be directed to Ms. Singer at (619) 596 9600.

CERTAIN INFORMATION WE ARE INCORPORATING BY REFERENCE

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     --   Annual Report on Form 10-KSB for the fiscal year ended July 31, 1999

     --   The Definitive Proxy Statement filed on November 29, 1999

     -- All other documents filed by the Company after the date of this Prospectus under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, (the Exchange Act) are incorporated by reference herein to be a part thereof from the date of filing of such documents.

You may request a copy of these filings at no cost, by writing, telephoning or e-mailing us at the following address:

Innovative Medical Services
1725 Gillespie Way, El Cajon, California 92020
e-mail: dsinger@imspure.com

This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus. No one else is authorized to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section  21E of  the  Securities  Exchange  Act of  1934,  including  statements regarding The Company's drug development programs, clinical trials, receipt of regulatory approval, capital needs, collaborative agreements, intellectual property, expectations and intentions. Forward-looking statements may be identified or qualified by words such as "likely", "will", "suggests", "may", "would", "could", "should", "expects", "anticipates", "estimates", "plans", "projects", "believes", or similar expressions and variants of those words or expressions.

Forward-looking statements necessarily involve risks and uncertainties, and The Company's actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below under "Risk Factors" and elsewhere in this prospectus. The factors set forth below under "Risk Factors" and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. The Company cautions readers not to place undue reliance on such statements. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

PROSPECTUS SUMMARY

THE COMPANY:

Innovative Medical Services was incorporated in the State of California in 1992, to pursue the immediate business of manufacturing and marketing the Fillmaster(R) and subsequently a broadly based business of delivering advanced technology, equipment and supplies to the pharmacy industry, in addition to pursuing the business of residential water filtration. During our first three years, we established the production and design, entered into contracts with its parts suppliers and manufacturers, developed its initial assembly process and implemented our marketing program for the Fillmaster. We have also entered the consumer market with our Nutripure(R) line of residential drinking water systems.

The Company's cornerstone product is the Fillmaster pharmaceutical water purification and dispensing system. The Fillmaster provides measured amounts of purified water for reconstitution of liquid oral antibiotics and certain other pharmacy applications. The Fillmaster System uses a six-stage water purification unit featuring an electronic water purity testing module and an auxiliary faucet for dispensing purified water. The Fillmaster System integrates with the building's tap water plumbing, is closed and pressurized and, according to our testing, has a fill rate at least three times that of current bottle-and-hose methods. We market proprietary filters for the Fillmaster that require changing every nine to twelve months or whenever indicated by the system's water quality monitor. Filter replacements represent a significant continuing source of sales to the Company.

The Nutripure product line is the Company's entry into the retail market. The Nutripure 2000, developed specifically for mass merchandising, offers excellent water filtration technology at competitive pricing through a unique marketing approach. Nutripure's professional one-micron, carbon microfilter reduces dirt, chemicals, lead and parasites to improve the taste, quality and safety of water. Nutripure is the only water filtration system in its class that is pharmacist recommended.

In the past three years, we have launched five new products: the Fillmaster 1000e computerized dispenser, the Scanmaster(TM) bar code reader, and three products in the Company's Nutripure line of residential drinking water systems. The Company continued its marketing campaigns to expand into new markets while pursuing development of future products. We have also established an export/import operation to distribute medical supplies and its water filtration products in Brazil.

In addition, Innovative Medical Services is establishing an internet marketing presence for its residential water products through a corporate web site and a shopping site on Yahoo!(R) Store. We are currently engaged in contracts with major web portals and search engines for banner and keyword advertising. The Company is developing a strategic partnership to create an e-commerce medium for high quality vitamins, minerals and supplements at value pricing.

SECURITIES OFFERED: The Company has filed a Registration Statement of which this Prospectus is a part which registers 160,000 shares of common stock issued to a certain investor in a Private Placement conducted in September 1999.

The Company is not offering any of the Selling Securities Holder securities. These shares may be sold by the holder from time to time at prevailing market prices. The Company will not receive any of the proceeds from any sale of the Selling Securities Holder shares. See "Description of Securities", "Securities Being Registered" and "Selling Security Holders".

USE OF PROCEEDS: The Company will not receive any of the proceeds from any sale of the Selling Securities Holder shares

                              RISK FACTORS

These Securities involve a high degree of risk. Prospective purchasers should consider carefully, among other factors set forth in the Prospectus, the following:

RISK FACTORS RELATING TO THE COMPANY

1. Limited Operating History. As of July 31, 1999 we had an accumulated deficit of $3,840,610. The Company was formed in 1992 and commenced the manufacture and marketing of its Fillmaster(R) product in the final quarter of fiscal year 1993. As a result, it is subject to the risks inherent in a new enterprise, including the absence of a lengthy operating history, shortage of cash, under capitalization and new products.

2. Competition. The Company believes that the business of providing advanced technology apparatus to the pharmaceutical industry is relatively new and that it is likely that the Company will face extensive competition as the market develops. These competitors are likely to be larger and have greater financial resources than the Company. As a result no assurances can be given that the Company will be able to obtain and maintain sufficient market share to be successful. In addition, the Company's consumer line of water filtration products has been introduced into a highly competitive retail market. The products have limited retail distribution at this time, and may or may not be widely adopted by retailers. If the products do become nationally distributed, there is no assurance that retailers will continue to carry the products.

3. Dependence on Management. The success of the Company will be dependent largely upon the efforts of its present management. To the extent the services of management would be unavailable to the Company for whatever reason, the Company would be required to obtain other executive personnel to manage and operate the Company. In such event, there can be no assurance that the Company would be able to employ qualified persons on terms favorable to the Company. Although the Company has Key Man Life Insurance on its President, Michael L. Krall, it is anticipated that the Company will remain primarily dependent upon the efforts of Management. (Please see "Management.")

4. Regulation of Pharmaceutical Products. The United States Food and Drug Administration has established a Good Manufacturing Practices protocol which requires that products be built to certain standards and specifically that an apparatus used in handling anything added to a prescription not cause any contamination of the prescription. The Company believes that all components and materials in its Product meet or exceed the current FDA standards. However no assurances can be given that FDA standards will not change in the future. In addition, the United States Pharmacopeia and the National Formulary (USP/NF) provide the standards for materials and substances and their preparations that are used in the practice of healing arts and establish standards of quality, strength and purity. The USP/NF require that only "Purified Water" be used in the reconstitution of oral prescriptions. Also, State Boards of Pharmacy uniformly defer to the standards of the USP/NF. In addition, drug manufacturers themselves require the use of "Purified Water" to ensure product stability and potency. While the Company's Fillmaster(R) meets or exceeds the USP requirements for "Purified Water", no assurance can be given that the current regulations will not be modified or that new regulations be implemented which could adversely effect the Company's business.

RISK FACTORS RELATING TO THIS OFFERING

1. Lack of Dividends. The Company has never paid a dividend on its common stock and intends to retain all earnings for the foreseeable future in order to complete its business plan.

2. Potential Adverse Effect of Shares Issuable Upon Exercise Of Stock Options And Outstanding Shares Available for Resale. The Company has adopted a 1996 Incentive Stock Option Plan, a 1996 Directors and Officers Stock Option Plan and a 1998 Directors and Officers Stock Option Plan. The Company has reserved 1,000,000, 1,000,000 and 2,000,000 Common shares for issuance under each respective plan. As of the date of this Prospectus options to acquire 1,270,250 shares have been awarded pursuant to the 1996 and 1998 Directors and Officers Stock Option Plan. In addition, 1,147,972 of the Company's presently outstanding 4,392,242 shares of common stock are "restricted securities" as defined by Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 is a regulated method for holders of restricted securities to sell their securities into the market. Nearly all of holders of such restricted securities have held the securities for the time period required by Rule 144 and may sell their securities. Such sales and the exercise of options and sale of underlying shares could have an adverse effect on the market for the Shares. (Please see "Market for Company's Common Stock and Related Stockholder Matters.")

3. Maintenance Criteria for Nasdaq Securities. The National Association of Securities Dealers, Inc. (the "NASD"), which administers the Nasdaq SmallCap Market has established the criteria for continued Nasdaq eligibility. In order to continue to be included in the Nasdaq SmallCap Market, a company must maintain $2 million in total assets, a $200,000 market value of its public float and $1 million in total capital and surplus. In addition, continued inclusion requires two market-makers, at least 300 holders of the Shares and a minimum bid price of $1 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion in Nasdaq if the market value of the public float is at least $1 million and the Company has $2 million in capital and surplus. The Company's failure to meet these maintenance criteria in the future may result in the discontinuance of the inclusion of its securities in Nasdaq. In such event, trading, if any, in the securities may then continue to be conducted in the non-Nasdaq over-the-counter market in what are commonly referred to as the electronic bulletin board and the "pink sheets". As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the market value of the securities. In addition. the Company would be subject to a Rule promulgated by the Securities and Exchange Commission (the "Commission") that, if the Company fails to meet criteria set forth in such rule, imposes various sales practice requirements on broker-dealers who sell securities governed by the Rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale. Consequently, the rule may have an adverse effect on the ability of broker-dealers to sell the securities, which may affect the ability of purchasers in the offering to sell the securities in the secondary market.

4. Disclosure Related to Penny Stocks. The Commission has adopted rules that define a "penny stock". In the event that any of the Company's securities are characterized in the future as penny stock, broker-dealers dealing in the securities will he subject to the disclosure rules for transactions involving penny stocks which require the broker-dealer among other things to (i) determine the suitability of purchasers of the securities, and obtain the written consent of purchasers to purchase such securities and (ii) disclose the best (inside) bid and offer prices for such securities and the price at which the broker-dealer last purchased or sold the securities. The additional burdens imposed upon broker-dealers may discourage them from effecting transactions in penny stocks, which could reduce the liquidity of the securities offered hereby.

5. Limitation on Directors' Liability. The Company's Articles of Incorporation provide for certain limitations on the liability of the Company's directors to its stockholders for monetary damages. Such limitations could adversely affect an investor's ability to recover damages from such directors.

                             USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares by the Selling Securities Holder.



                        DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue up to 20,000,000 shares of its no par value common stock. Each share is entitled to one vote on matters submitted to a vote of the shareholders of the Company. There is no cumulative voting of the common stock. The common stock shares have no redemption provisions nor any preemptive rights. The Company is also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be set from time to time prior to issuance by the Board of Directors.

Class A Warrants

Each Class A Warrant entitles the holder to acquire an additional common share for $5.25 per common share. The Class A Warrants remain exercisable at the original exercise price until August 8, 2001.

The Class A Warrants are redeemable by the Company for $0.05 per Class A Warrant provided the closing bid price for the Company's common shares shall have averaged in excess of $9.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive business days ending within five (5) days of the date of a Notice of Redemption. The Class A Warrants expire on August 8, 2001.

Class Z Warrants: The Class Z Warrants entitle the holder to acquire one (1) common share at $10 per share. The Class Z Warrants have been exercisable since August 8, 1998 and expire on August 8, 2001.

                          PLAN OF DISTRIBUTION

The Company intends to solicit the exercise of the Class A Warrants by mailing a copy of this prospectus to the registered holders of the Class A Warrants with instructions on how to deposit the Class A Warrants and the exercise price with the Warrant Agent, American Securities Transfer & Trust, Inc., Lakewood, Colorado. The Company does not intend to engage the services of any independent parties to solicit the exercise of the Class A Warrants nor pay any commissions for obtaining the exercise of the Class A Warrants. SELLING SECURITY HOLDERS

The following Selling Security Holders whose shares have been registered for public resale under the registration statement which registered the public offering of the shares underlying the Class A Warrants are set forth below:

SELLING SECURITIES HOLDER          SECURITIES OWNED AND OFFERED


Adler Corporation PTY, Ltd.        160,000



Neither the Selling Security Holder nor any of its affiliates have ever held any position, office, or other material relationship with the Company.

The Selling Security Holder and its affiliates do not own any other securities of the Company.


              SELLING SECURITY HOLDER PLAN OF DISTRIBUTION

The Selling Security Holder may sell or distribute its shares in transactions through underwriters, brokers, dealers or agents from time to time or through privately negotiated transactions, including in distributions to shareholders or partners or other persons affiliated with the Selling Security Holder.

The distribution of the Selling Security Holder shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (i) in the over-the-counter market, (ii) in transactions otherwise than in the over-the-counter market or (iii) through the writing of options on the shares (whether such options are listed on an options exchange or otherwise). Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. If the Selling Security Holder effects such transactions by selling the shares to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder or commissions from purchasers of the shares for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents might be in excess of those customary in the types of transactions involved). A Selling Security Holder and any brokers, dealers or agents that participate in the distribution of the securities might be deemed to be underwriters, and any profit on the sale of the securities by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. A Selling Security Holder may pledge its shares from time to time in connection with such Selling Security Holder's financing arrangements. To the extent any such pledgees exercise their rights to foreclose on any such pledge, and sell the shares, such pledgees may be deemed underwriters with respect to such shares and sales by them may be effected under this Prospectus. The Company will not receive any of the proceeds from the sale of any of the shares by the Selling Security Holder.

Under the Exchange Act and applicable rules and regulations promulgated thereunder, any person engaged in a distribution of any of the shares may not simultaneously engage in market making activities with respect to the shares for a period, depending upon certain circumstances, of either two days or nine days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares by the Selling Security Holder.

Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.


TRANSFER AGENT

The Transfer Agent with respect to the Shares is American Securities Transfer & Trust, Inc., Lakewood, Colorado.

LEGAL MATTERS

The legality of the Securities of the Company offered will be passed on for the Company by Dennis Brovarone, Attorney at Law, Westminster, Colorado.
Mr. Brovarone is also a Director of the Company.

EXPERTS

The Financial Statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the year ended July 31, 1999 have been so incorporated in reliance on the report of Steven Holland certified public accountant, given on the authority of said firm as experts in auditing and accounting.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES UNDERLYING THE CLASS A WARRANTS OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES AND THE CLASS A WARRANTS IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

TABLE OF CONTENTS

Where You Can Get More Information..................................... 2
Certain Information We Are Incorporating by Reference.................. 2
Forward Looking Statements............................................. 3
Prospectus Summary..................................................... 4
Risk Factors........................................................... 5
Use of Proceeds........................................................ 7
Selling Stockholders................................................... 8
Plan of Distribution................................................... 8
Legal Matters.......................................................... 9
Experts................................................................ 9


UNTIL December 28, 1999 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING   TRANSACTIONS   IN  THE   REGISTERED   SECURITIES,   WHETHER  OR  NOT
PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                      INNOVATIVE MEDICAL SERVICES
                                 LOGO
                       -------------------------
                              PROSPECTUS
                       -------------------------

                                PART II
                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling persons, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

(a) The Company's Certificate of Incorporation provides the Company's Officers and Directors the full extent of the protection offered by the General Corporation Law of the State of California.

(b) The General Corporation Law of the State of California provides that a corporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Corporation Law dealing with the liability of directors for unlawful payment of dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

(c) The Company's Bylaws provide that the Company may indemnify its Officers and Directors to the full extent permitted by the General Corporation Law of the State of California.

(d) The General Corporation Law of the State of California provides that a corporation may indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the rights of the corporation), by reason of being or having been directors or officers, if such directors or officers acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. The indemnification provided the General Corporation Law of the State of California is not exclusive of any other rights arising under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

SEC Filing Fee                                100
NASD Filing Fee                               na
Printing Expenses                           1,000
Accounting Fees and Expenses                   0
Legal Fees and Expenses                        0

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant sold securities which were not registered under the Securities Act of 1933, as amended, as follows:

                                           COMMON            TOTAL
NAME OF PURCHASER            DATE           STOCK        CONSIDERATION

Frederick Hirth            09/17/97        12,000        property (1)


(1) Issued in consideration of the assignment of the Medifier patent

CERTAIN OPTION HOLDERS

                                       # OF UNDERLYING
NAME OF OPTIONEE            DATE       COMMON STOCK        CONSIDERATION

Glenn Hall                 08/03/98              40,000     Services (1)
Minneapolis Company        11/16/98             300,000     Services (2)

(1) 5 year options to acquire common stock at $0.625 per share granted in consideration of services rendered in connection with the Company's obtaining a line of credit.

(2) Options to acquire common stock at $1.1875 per share granted in consideration of investment banking services to be rendered. In February 1999, the Minneapolis Company surrendered the options in consideration of the Registrant's agreement to terminate the investment banking agreement.

JANUARY 1999 PRIVATE PLACEMENT

                                                COMMON      TOTAL
NAME OF PURCHASER           DATE                STOCK       CONSIDERATION

Mitchell Kaminsky          01/29/99             117,766     175,000
Mathew Kanter              01/29/99             125,000     185,750

SEPTEMBER 1999 PRIVATE PLACEMENT

                                           COMMON      TOTAL
NAME OF PURCHASER            DATE          STOCK       CONSIDERATION

Adler Corporation PYT, Ltd.  09/24/99      160,000     $200,000

With respect to the sales made, the Company or its affiliates relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The securities were offered to officers and directors who had access to information by virtue of their relationship as officers and directors of the Company or to persons with a prior business or family relationship with officers and directors of the Company. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.

ITEM 27.  EXHIBITS.

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

    *3.1 -- Articles of Incorporation, Articles of Amendment and Bylaws *4.1 -- Form of Class A Warrant
    *4.2 -- Form of Class Z  Warrant
    *4.3 -- Form of Common Stock Certificate
    *4.4 -- Warrant Agreement
     5.1 -- Opinion of Dennis Brovarone, Attorney at Law
   *10.1 -- Employment Contract/Michael L. Krall
    23.1 -- Consent of Dennis Brovarone, Attorney at Law (see opinion)
    23.2 -- Consent of Steven Holland, Certified Public Accountant

* Incorporated by reference from incorporated by reference from Form SB-2 Registration SEC File # 333-00434 effective August 8, 1996

ITEM 28.  UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                  II-4

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                               SIGNATURES

In accordance with the requirements of the Securities Act of 1933 as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of El Cajon, State of California on December 3, 1999.


INNOVATIVE MEDICAL SERVICES

By: /s/  MICHAEL L. KRALL
--------------------------------
Michael L. Krall
Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                     TITLE                    DATE

/s/  MICHAEL L. KRALL    President, Chief Executive    December 3, 1999
------------------------  Officer and Director
Michael L. Krall

/s/  GARY BROWNELL       Chief Financial Officer,      December 3, 1999
------------------------  Director
Gary Brownell

/s/  EUGENE PEISER, PD   Director                      December 3, 1999
 -----------------------
Eugene Peiser, PD

/s/  PATRICK GALUSKA     Director                      December 3, 1999
------------------------
Patrick Galuska

/s/  DENNIS BROVARONE    Director                      December 3, 1999
------------------------
Dennis Brovarone

/s/  DONNA SINGER        Director                      December 3, 1999
------------------------
Donna Singer

EXHIBIT INDEX

SEQUENTIALLY
EXHIBIT NUMBERED
NUMBER DESCRIPTION PAGE

*3.1    --    Articles of Incorporation, Articles of Amendment and Bylaws.
*4.1    --    Form of Class A Warrant.
*4.2    --    Form of Class Z Warrant
*4.3    --    Form of Common Stock Certificate
*4.4    --    Warrant Agreement
 5.1    --    Opinion of Dennis Brovarone, Attorney at Law
23.1    --    Consent of Dennis Brovarone, Attorney at Law (see opinion)
23.2    --    Consent of Steven Holland, Certified Public Accountant


* Incorporated by reference from Form SB-2 Registration SEC File # 333-00434 effective August 8, 1996